Earnings Release and Supplemental Information

Unaudited

Second Quarter 2012

Table of Contents

Second Quarter 2012 Report

Overview

Press Release 1

Highlights

Company Profile 4

Financial Information

Consolidated Balance Sheets 6

Consolidated Statements of Operations 7

Reconciliation of Net Earnings (Loss) to FFO 8

EBITDA Reconciliation 9

Operations Overview

Operating Portfolio 10

Operating Metrics 13

Customer Information 14

Capital Deployment

Building Dispositions and Contributions 15

Building Acquisitions 16

Development Starts 17

Development Portfolio 19

Land Portfolio 20

Private Capital

Detail Fund Information 22

Fund Operating and Balance Sheet Information 23

Capitalization

Debt and Equity Summary 24

Debt Covenants and Other Metrics 25

Assets Under Management 26

Net Asset Value

Components 27

Notes and Definitions 29

Port Reading, New Jersey, United States

Prologis Park Narashino, Chiba, Japan

Prologis Park Chanteloup, Cramayel, France

Copyright © 2012 Prologis

Copyright © 2012 Prologis

Prologis, Inc. Announces Second Quarter 2012 Earnings Results
- Core FFO of $0.43 per fully diluted share -
- 35 million square feet of leasing in its combined operating and development portfolios -
- Company increases low end of full year guidance -
SAN FRANCISCO, July 26, 2012 – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the second quarter of 2012.
Core funds from operations (Core FFO) per fully diluted share was $0.43 for the second quarter 2012 compared to $0.35 for the same period in 2011.
Funds from operations (FFO) as defined by Prologis per fully diluted share was
$0.37 for the second quarter 2012 compared to $0.03 for the same period in
2011. The difference between Core FFO and FFO in the second quarter 2012 primarily relates to merger integration expenses. Net loss per share was
$(0.02) for the second quarter 2012 compared to a net loss of $(0.49) for the same period in 2011. The second quarter 2011 comparative results reflect two months of stand-alone legacy ProLogis and approximately one month of results for the combined company. Therefore, they are not directly comparable to the 2012 reported results.
“We delivered solid results for the second quarter despite forecasts of slower economic growth," said Hamid R. Moghadam, chairman and co-chief executive officer, Prologis. “We continue to make excellent progress on our priorities, increasing occupancy in our operating and development portfolios. We also received unitholder and regulatory approval to liquidate Prologis European
Properties. While we will continue to exercise a patient and deliberate approach to achieving our strategic goals by the end of 2013, Prologis is well positioned to remain opportunistic, flexible and laser-focused on taking advantage of growth opportunities around the world.”
Operating Portfolio Metrics
During the quarter, the company leased a total of 35.0 million square feet (3.3 million square meters) in its combined operating and development portfolios.
Prologis ended the quarter above plan with 92.4 percent occupancy in its operating portfolio, up 10 basis points over the prior quarter. Tenant retention in the quarter was 82.4 percent, with renewals totaling 20.2 million square feet
(1.9 million square meters).
Same-store net operating income (NOI) in the second quarter of 2012 increased 0.4 percent over the second quarter 2011 on a GAAP basis, compared to an increase of 1.7 percent in the first quarter of 2012. Rental rates on leases signed in the second quarter same-store pool decreased by
3.9 percent from in-place rents, as compared to a decrease of 1.1 percent in the first quarter 2012.
“Building on the momentum from last quarter, the team delivered another strong quarter of leasing volume across our global portfolio, and we completed the majority of our lease expirations for the balance of the year,” said Walter C.
Rakowich, co-chief executive officer, Prologis. “While the strongest demand continues to be for large, Class-A facilities, we saw a notable improvement in our facilities that are less than 100,000 square feet, and occupancy in Europe continues to hold. Customers have new requirements for e-commerce facilities and remain focused on improving supply chain efficiencies. Given continued
supply constraints, our customers with targeted requirements are increasingly pursuing build-to-suits, which we are able to readily accommodate with our strategic land portfolio.”
Dispositions and Contributions
During the quarter, the company completed approximately $228 million in building and land dispositions and contributions, of which $191 million was
Prologis’ share. The building sales and contributions reflect a weighted average stabilized capitalization rate of 7.6 percent.
Development Starts & Building Acquisitions
Capital deployed or committed during the second quarter 2012 totaled approximately $313 million, of which $277 million was Prologis’ share, including:
Development starts of $229 million totaling 3.7 million square feet
(343,740 square meters) in nine projects, which monetized $52 million of land. Of the total expected investment, 70 percent was in build-to-suit projects. The estimated value creation on development starts in the second quarter is $33 million with a stabilized yield of 7.2 percent and a margin of approximately 14 percent.
Building acquisitions of $85 million in 13 logistics facilities totaling approximately 1.5 million square feet (139,350 square meters) with a stabilized capitalization rate of 7.2 percent. Of the total acquisitions, $48 million was Prologis’ share.
At quarter end, Prologis’ global development portfolio comprised 13.5 million square feet (1.3 million square meters), with a total expected investment of
$1.3 billion of which Prologis’ share is $1 billion. The estimated value creation at stabilization is expected to be $228 million with a stabilized yield of 7.8 percent and a margin of approximately 18 percent.

Copyright © 2012 Prologis

Private Capital Activity
During the quarter, Prologis raised $163 million in new third-party equity for the Prologis Targeted U.S. Logistics Fund and the Prologis Targeted Europe
Logistics Fund. In addition, ProLogis European Properties’ (PEPR) unitholders approved the liquidation of the fund during its annual meeting held on June 27,
2012. Prologis currently owns 99.5 percent of the ordinary units and 98.6 percent of the preferred units of PEPR.
“We had a strong quarter of capital raising for our open-end funds from a diverse mix of new and existing investors,” said Guy F. Jaquier, chief executive officer, Prologis Private Capital. “This level of activity is demonstrative of the continued demand for high-quality industrial real estate around the globe. In
Japan, we continue to move forward with our development fund and to evaluate the optimal structure for our operating assets. In Europe we are pleased to be winding up PEPR ahead of schedule and recapitalizing
PEPR’s high-quality assets over the next several quarters.”
Capital Markets
Prologis completed $1.2 billion of debt financings, re-financings and pay-
downs, with approximately $989 million related to the REIT and $176 million on behalf of our property funds during the quarter.
Significant financing activity during the second quarter included the following:
       Repayment of $449 million of its 2.25 percent convertible notes and $59 million of senior unsecured notes at maturity in the second quarter, as previously announced;
Financings of three TMK bonds of 25.4 billion yen (USD 332 million) with a weighted average term of 6.6 years and weighted average rate of 1.21 percent; and
Subsequent to quarter end, Prologis closed two transactions for Prologis
European Properties Fund II, a 40 million pounds sterling (USD 63 million)
secured facility and a 145 million euro (USD 184 million) senior unsecured term loan.
“We continue to have access to capital markets at attractive rates globally, demonstrating the quality of our assets and strength of our global platform,”
said Thomas S. Olinger, chief financial officer, Prologis. “Excluding the impact of fund rationalization activity, we have reduced our share of debt by $2.3 billion since the merger.”
Guidance for 2012
Prologis increased the low end of its full-year 2012 Core FFO guidance range to $1.64 to $1.70 per diluted share, up from $1.60 to $1.70 per diluted share.
The company also expects to recognize net earnings, for GAAP purposes, of
$0.22 to $0.28 per share. The difference between the company’s Core FFO and net earnings guidance for 2012 predominantly relates to real estate depreciation, recognized gains on real estate transactions and merger-related expenses.
The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, impairment charges, deferred taxes, and unrealized gains or losses on foreign currency or derivative activity, as well as transaction and merger costs.
Webcast and Conference Call Information
The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, July 26, 2012, at 12:00 p.m.
U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening
Interested parties also can participate via conference call by dialing 877-256-
7020 from the United States and Canada or (+1) 973-409-9692 internationally with reservation code 93137132.
A telephonic replay will be available from July 27, 2012, through August 27,
2012, at 855-859-2056 (from the United States and Canada) or (+1) 404-537-
3406 (from all other countries), with the reservation code 93137132. The webcast and podcast replay will be posted when available in the "Financial
Information" section of the Prologis Investor Relations website.
About Prologis
Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of June 30, 2012, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and page of the Prologis Investor Relations website
(http://ir.prologis.com).

Copyright © 2012 Prologis

development projects expected to total approximately 569 million square feet
(52.9 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management.  Such statements involve uncertainties that could significantly impact
Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,”
“believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-
investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x)
those additional factors discussed in reports filed with the Securities and Exchange
Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.
Prologis Contacts
Tracy A. Ward  James Larkin
SVP, IR & Corporate Communications VP, Corporate Communications
Direct: +1 415 733 9565  Direct: +1 415 733 9411
Email: tward@prologis.com Email: jlarkin@prologis.com

Highlights

Company Profile

Second Quarter 2012 Report

Prologis, Inc. is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of June 30, 2012, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects totaling approximately 569 million square feet (52.9 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,410 595 77 3,082

Operating Portfolio (msf) 370 140 27 537

Development Portfolio (msf) 6 2 5 13

Other (msf) (A) 17 1 1 19

Total (msf) 393 143 33 569

Development portfolio TEI (millions) $407 $153 $693 $ 1,253

Land (acres) 7,088 3,673 141 10,902

Land gross book value (millions) (B) $1,078 $736 $161 $ 1,975

(A) Generally represents properties managed by Prologis on behalf of other third parties (7 msf), properties in which Prologis has an ownership interest but doesn’t manage (10 msf) and other properties owned by Prologis (2 msf).

(B) Original cost basis for the total land portfolio is $3.1 billion.

Copyright © 2012 Prologis

Highlights

Company Profile

Second Quarter 2012 Report

Three months ended June 30, Six months ended June 30,

(dollars in thousands, except per share data) 2012 2011 (A) 2012 2011 (A)

Revenues $ 520,748 $ 320,912 $ 1,018,712 $ 549,706

Net earnings (loss) available for common stockholders (8,120) (151,471) 194,293 (198,087)

FFO, as defined by Prologis 172,671 8,195 434,743 70,341

Core FFO 201,320 109,662 386,085 184,069

AFFO 148,569 85,369 282,392 136,499

Core EBITDA 395,147 267,311 782,569 478,331

Per common share-diluted:

Net earnings (loss) available for common stockholders $ (0.02) $ (0.49) $ 0.42 $ (0.70)

FFO, as defined by Prologis 0.37 0.03 0.93 0.25

Core FFO 0.43 0.35 0.83 0.65

Funds from Operations (in millions)

$300

$250

$200

$150

$100

$50

$-

Q3 2011 Q4 2011 Q1 2012 Q2 2012

Operating Portfolio-Owned and Managed

Period Ending Occupancy %

100%

95%

92.2% 92.3% 92.4%

91.0%

90%

85%

80%

Q3 2011 Q4 2011 Q1 2012 Q2 2012

Core FFO FFO, as defined by Prologis

(A) AMB and Prologis completed a merger (the “Merger”) in June 2011. The financial results presented throughout this supplemental include Prologis for the full period and AMB results from the date of the Merger going forward. See the Notes and Definitions for more information.

Copyright © 2012 Prologis

PROLOGIS

Financial Information

Consolidated Balance Sheets

Second Quarter 2012 Report

(in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011
Assets:			
Investments in real estate assets:			
Operating properties	$ 23,442,394	$ 23,438,703	$ 21,552,548
Development portfolio	656,561	787,029	860,531
Land	1,881,062	1,933,321	1,984,233
Other real estate investments	442,280	419,432	390,225
	26,422,297	26,578,485	24,787,537
Less accumulated depreciation	2,256,101	2,256,901	2,157,907
Net investments in properties	24,166,196	24,321,584	22,629,630
Investments in and advances to unconsolidated entities	2,220,172	2,452,939	2,857,755
Notes receivable backed by real estate	245,654	247,241	322,834
Assets held for sale	50,672	102,183	444,850
Net investments in real estate	26,682,694	27,123,947	26,255,069
Cash and cash equivalents	293,631	343,736	176,072
Restricted cash	151,184	91,957	71,992
Accounts receivable	168,008	163,679	147,999
Other assets	1,120,046	1,144,634	1,072,780
Total assets	**$ 28,415,563**	**$ 28,867,953**	**$ 27,723,912**
Liabilities and Equity:			
Liabilities:			
Debt	$ 12,433,585	$ 12,380,921	$ 11,382,408
Accounts payable, accrued expenses, and other liabilities	1,812,411	1,936,372	1,886,030
Total liabilities	14,245,996	14,317,293	13,268,438
Equity:			
Stockholders' equity:			
Preferred stock	582,200	582,200	582,200
Common stock	4,606	4,604	4,594
Additional paid-in capital	16,373,438	16,370,254	16,349,328
Accumulated other comprehensive loss	(333,811)	(219,574)	(182,321)
Distributions in excess of net earnings	(3,159,462)	(3,019,829)	(3,092,162)
Total stockholders' equity	13,466,971	13,717,655	13,661,639
Noncontrolling interests	649,389	774,950	735,222
Noncontrolling interests - limited partnership unitholders	53,207	58,055	58,613
Total equity	14,169,567	14,550,660	14,455,474
Total liabilities and equity	**$ 28,415,563**	**$ 28,867,953**	**$ 27,723,912**

6

Copyright © 2012 Prologis

PROLOGIS
Financial Information
Consolidated Statements of Operations
Second Quarter 2012 Report

(in thousands, except per share amounts)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011 (A)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011 (A)
Revenues:				
Rental income	$ 488,026	$ 279,016	$ 950,520	$ 473,656
Private capital revenue	30,993	32,976	63,350	62,811
Development management and other income	1,729	8,920	4,842	13,239
Total revenues	520,748	320,912	1,018,712	549,706
Expenses:				
Rental expenses	132,031	77,199	256,474	137,397
Private capital expenses	15,075	11,596	31,956	22,148
General and administrative expenses	51,415	51,840	111,574	91,023
Merger, acquisition and other integration expenses	21,186	103,052	31,914	109,040
Impairment of real estate properties	-	-	3,185	-
Depreciation and amortization	186,770	118,606	374,640	198,183
Other expenses	7,227	5,587	11,562	10,271
Total expenses	413,704	367,880	821,305	568,062
Operating income (loss)	107,044	(46,968)	197,407	(18,356)
Other income (expense):				
Earnings from unconsolidated co-investment ventures, net	1,153	8,643	12,911	20,565
Earnings from other unconsolidated entities, net	2,736	2,756	4,973	4,475
Interest income	5,366	4,677	10,793	9,103
Interest expense	(127,946)	(112,916)	(261,328)	(203,443)
Impairment of other assets	-	(103,823)	(16,135)	(103,823)
Gains on acquisitions and dispositions of investments in real estate, net	520	102,529	268,291	106,254
Foreign currency and derivative gains (losses) and other income (expenses), net	13,299	(9,655)	(13,802)	(15,286)
Gain (loss) on early extinguishment of debt, net	(500)	-	4,919	-
Total other income (expense)	(105,372)	(107,789)	10,622	(182,155)
Earnings (loss) before income taxes	1,672	(154,757)	208,029	(200,511)
Income tax expense - current and deferred	8,075	6,429	20,199	12,798
Earnings (loss) from continuing operations	(6,403)	(161,186)	187,830	(213,309)
Discontinued operations:				
Income attributable to disposed properties and assets held for sale	1,197	9,384	8,813	19,383
Net gains on dispositions, net of related impairment charges and taxes	9,874	8,175	21,123	10,135
Total discontinued operations	11,071	17,559	29,936	29,518
Consolidated net earnings (loss)	4,668	(143,627)	217,766	(183,791)
Net earnings attributable to noncontrolling interests	(2,739)	(202)	(2,857)	(285)
Net earnings (loss) attributable to controlling interests	1,929	(143,829)	214,909	(184,076)
Less preferred stock dividends	10,049	7,642	20,616	14,011
Net earnings (loss) available for common stockholders	**$ (8,120)**	**$ (151,471)**	**$ 194,293**	**$ (198,087)**
Weighted average common shares outstanding - Diluted (B)	459,878	307,756	464,696	281,384
Net earnings (loss) per share available for common stockholders - Diluted	**$ (0.02)**	**$ (0.49)**	**$ 0.42**	**$ (0.70)**

(A) The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.
(B) See Calculation of Per Share Amounts in the Notes and Definitions.

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Copyright © 2012 Prologis

PROLOGIS

Financial Information

Reconciliations of Net Earnings (Loss) to FFO

Second Quarter 2012 Report

(in thousands)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011 (A)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011 (A)
Reconciliation of net earnings (loss) to FFO				
Net earnings (loss) available for common stockholders	$ (8,120)	$ (151,471)	$ 194,293	$ (198,087)
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	182,530	114,814	366,290	190,117
Net gains on non-FFO dispositions and acquisitions	(10,224)	(1,454)	(180,559)	(2,278)
Reconciling items related to noncontrolling interests	(3,950)	(2,404)	(16,004)	(2,404)
Our share of reconciling items included in earnings from unconsolidated entities	34,444	36,660	68,982	72,337
Subtotal-NAREIT defined FFO	194,680	(3,855)	433,002	59,685
Add (deduct) our defined adjustments:				
Unrealized foreign currency and derivative losses (gains), net	(14,519)	10,287	9,717	8,652
Deferred income tax expense (benefit)	(5,809)	118	(4,758)	982
Our share of reconciling items included in earnings from unconsolidated entities	(1,681)	1,645	(3,218)	1,022
FFO, as defined by Prologis	**172,671**	**8,195**	**434,743**	**70,341**
Adjustments to arrive at Core FFO, including our share of unconsolidated entities:				
Impairment charges	-	106,482	19,320	106,482
Japan disaster expenses	-	(1,315)	-	5,610
Merger, acquisition and other integration expenses	21,186	103,052	31,914	109,040
Losses (gains) on acquisitions and dispositions of investments in real estate, net	838	(106,752)	(103,893)	(109,320)
Loss (gain) on early extinguishment of debt, net	500	-	(4,919)	-
Income tax expense on dispositions	-	-	-	1,916
Our share of reconciling items included in earnings from unconsolidated entities	6,125	-	8,920	-
Adjustments to arrive at Core FFO	28,649	101,467	(48,658)	113,728
Core FFO	**$ 201,320**	**$ 109,662**	**$ 386,085**	**$ 184,069**
Adjustments to arrive at Adjusted FFO ("AFFO"), including our share of unconsolidated entities:				
Straight-lined rents and amortization of lease intangibles	(6,646)	(8,384)	(17,993)	(23,069)
Property improvements	(14,755)	(11,575)	(28,169)	(18,506)
Tenant improvements	(22,150)	(13,806)	(46,137)	(22,848)
Leasing commissions	(12,784)	(9,367)	(23,117)	(16,666)
Amortization of management contracts	1,792	664	3,008	1,328
Amortization of debt discounts/(premiums) and financing costs, net of capitalization	(6,063)	10,169	(7,452)	19,572
Stock compensation expense	7,855	8,006	16,167	12,618
AFFO	**$ 148,569**	**$ 85,369**	**$ 282,392**	**$ 136,499**
Common stock dividends	$ 131,513	$ 64,987	$ 261,593	$ 129,029

(A) The financial results include Prologis for the full period and AMB and PEPR results from approximately June 1, 2011.

8

Copyright © 2012 Prologis

PROLOGIS
Financial Information
EBITDA Reconciliation
Second Quarter 2012 Report

(in thousands)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Reconciliation of consolidated net earnings (loss) to Core EBITDA				
Net earnings (loss) available for common stockholders	$ (8,120)	$ (151,471)	$ 194,293	$ (198,087)
Net gains on acquisitions and dispositions of investments in real estate, net	(10,394)	(110,704)	(289,414)	(118,305)
Depreciation and amortization	186,770	118,606	374,640	198,183
Interest expense	127,946	112,916	261,328	203,443
Impairment charges	-	103,823	19,320	103,823
Merger, acquisition and other integration expenses	21,186	103,052	31,914	109,040
Loss (gain) on early extinguishment of debt	500	-	(4,919)	-
Current and deferred income tax expense	8,075	6,429	20,199	14,714
Pro forma adjustment (A)	-	-	12,352	-
Income on properties sold during the period included in discontinued operations	(1,197)	(9,384)	(8,813)	(19,383)
Net earnings attributable to noncontrolling interest	2,739	202	2,857	285
Preferred stock dividends	10,049	7,642	20,616	14,011
Unrealized losses (gains) and stock compensation expense, net	(6,664)	18,293	25,884	21,270
Other adjustments made to arrive at Core FFO	-	(1,315)	-	5,610
Core EBITDA, prior to our share of unconsolidated entities	**330,890**	**198,089**	**660,257**	**334,604**
Our share of reconciling items from unconsolidated entities:				
Net losses (gains) on disposition of real estate, net	(475)	-	1,338	-
Depreciation and amortization	34,444	36,660	65,975	72,337
Interest expense	23,671	30,246	47,394	66,782
Loss on early extinguishment of debt	5,017	-	5,999	-
Impairment of real estate properties and other assets	1,583	-	1,583	-
Current and deferred income tax expense	1,698	671	3,241	3,360
Unrealized losses (gains) and deferrred income tax expense (benefit)	(1,681)	1,645	(3,218)	1,022
Realized losses on derivative activity	-	-	-	226
Core EBITDA	**$ 395,147**	**$ 267,311**	**$ 782,569**	**$ 478,331**

(A) Adjustments for the effects of the Prologis North American Industrial Fund II and Prologis California acquisitions to reflect NOI for the full period. See Notes and Definitions for more detail.

9
Copyright © 2012 Prologis

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

(square feet in thousands)

Second Quarter 2012 Report

Region # of Buildings Square Feet Occupied Leased

Total Owned and Prologis Prologis % of Total Total Owned and Prologis Total Owned and Prologis

Managed Share Share (%) Managed Share Managed Share

Global Markets

U.S.

Atlanta East 130 18,135 14,230 78.5% 3.7% 84.7% 83.9% 84.8% 84.0%

Baltimore/Washington East 67 7,862 5,316 67.6% 1.4% 92.8% 92.6% 93.2% 92.8%

Central Valley Northwest 24 8,970 7,128 79.5% 1.9% 86.7% 86.6% 86.7% 86.6%

Central & Eastern PA East 27 14,049 7,137 50.8% 1.9% 92.7% 95.5% 92.7% 95.5%

Chicago Central 211 35,573 27,571 77.5% 7.2% 90.0% 91.1% 90.3% 91.4%

Dallas/ Ft . Worth Central 170 24,851 20,377 82.0% 5.4% 92.0% 92.6% 92.2% 92.8%

Houst on Central 83 9,907 7,192 72.6% 1.9% 97.4% 97.9% 97.5% 98.0%

New Jersey/ New York City East 182 22,356 16,081 71.9% 4.2% 92.3% 90.7% 92.5% 91.0%

San Francisco Bay Area Northwest 237 19,467 16,838 86.5% 4.3% 93.2% 93.1% 93.9% 93.9%

Seattle Northwest 70 8,643 4,812 55.7% 1.3% 94.4% 96.3% 94.9% 96.5%

South Florida East 94 10,618 7,651 72.1% 2.0% 92.3% 92.9% 92.3% 92.9%

Southern California Southwest 308 56,676 46,471 82.0% 12.2% 97.0% 97.4% 97.4% 97.7%

On Tarmac Various 31 2,598 2,378 91.5% 0.6% 90.8% 89.9% 90.8% 90.0%

Canada East 19 6,383 5,081 79.6% 1.3% 97.7% 97.2% 97.7% 97.2%

Mexico Lat in America 181 29,220 16,623 56.9% 4.4% 91.1% 90.1% 91.3% 90.4%

Brazil Lat in America 4 1,228 241 19.6% 0.1% 100.0% 100.0% 100.0% 100.0%

Americas total 1, 838276, 536205 , 12774.2% 53.8% 92.6% 92.8% 92.9% 93.1%

Belgium Northern 9 2,016 1,655 82.1% 0.4% 99.6% 99.6% 99.6% 99.6%

France Southern 142 34,888 26,043 74.6% 6.8% 93.5% 93.2% 93.6% 93.3%

Germany Northern 82 17,425 8,429 48.4% 2.2% 98.7% 97.7% 98.7% 97.7%

Netherlands Northern 50 10,176 6,404 62.9% 1.7% 90.7% 89.9% 90.7% 89.9%

Poland CEE 96 20,773 12,378 59.6% 3.2% 85.4% 81.9% 86.3% 83.0%

Spain Southern 26 7,126 6,006 84.3% 1.6% 77.0% 77.6% 82.9% 79.7%

United Kingdom UK 73 17,231 10,503 61.0% 2.8% 96.6% 95.4% 96.6% 95.4%

Europe total 478109 , 63571, 41865.1% 18.7% 92.1% 90.6% 92.6% 91.0%

China China 25 5,499 2,313 42.1% 0.6% 94.4% 96.7% 94.4% 96.7%

Japan Japan 47 20,555 14,744 71.7% 3.9% 97.3% 97.3% 97.4% 97.5%

Singapore Singapore 5942 942 100.0% 0.2% 100.0% 100.0% 100.0% 100.0%

Asia total 7726, 99617, 99966.7% 4.7% 96.8% 97.4% 96.9% 97.5%

Tot al global markets 2,393413, 167294, 54471.3% 77.2% 92.8% 92.6% 93.1% 92.9%

Regional markets ( A)

Italy—Europe Southern 27 8,378 7,690 91.8% 2.1% 92.0% 91.3% 92.0% 91.3%

Czech Republic—Europe CEE 29 6,821 5,096 74.7% 1.3% 91.2% 88.3% 93.4% 91.1%

Columbus- Americas Central 39 10,309 8,046 78.0% 2.1% 93.1% 91.2% 93.2% 91.2%

Sweden—Europe Northern 10 3,808 2,738 71.9% 0.7% 100.0% 100.0% 100.0% 100.0%

Hungary—Europe CEE 30 5,343 3,822 71.5% 1.0% 82.3% 83.4% 83.2% 84.6%

Denver—Americas Northwest 33 5,208 4,138 79.5% 1.1% 95.5% 94.8% 96.1% 95.6%

San Antonio—Americas Central 60 6,298 4,878 77.5% 1.3% 92.8% 92.7% 93.1% 93.2%

Memphis—Americas Central 17 6,270 5,475 87.3% 1.4% 93.0% 92.0% 93.0% 92.0%

Cincinnati—Americas Central 28 6,898 4,379 63.5% 1.2% 96.0% 93.7% 96.0% 93.7%

Louisville—Americas Central 11 4,341 3,809 87.7% 1.0% 86.1% 85.3% 86.1% 85.3%

Remaining other regional (5 markets) Various 115 18,620 11,525 61.9% 3.0% 92.2% 89.2% 92.5% 89.6%

Regional markets total 39982 , 29461, 59674.8% 16.2% 92.3% 90.7% 92.6% 91.2%

Other markets (18 markets) Various 29041, 20624 , 92860.5% 6.6% 89.0% 91.8% 89.3% 92.0%

Total operating portfolio—owned and managed 3,082536, 667381, 06871.0% 100.0% 92.4% 92.2% 92.7% 92.6%

(A) Selected and ordered by Prologis share of NOI.

Copyright © 2012 Prologis

Operations Overview

Operating Portfolio – NOI and Gross Book Value

Second Quarter 2012 Report

(dollars in thousands)

	Region	Second Quarter NOI				Gross Book Value			
		Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets									
U.S.									
Atlanta	East	$10,151	$7,810	76.9%	1.9%	$772,624	$573,011	74.2%	2.1%
Baltimore/Washington	East	9,719	6,361	65.4%	1.6%	590,910	368,659	62.4%	1.3%
Central Valley	Northwest	6,102	4,669	76.5%	1.1%	465,450	360,674	77.5%	1.3%
Central & Eastern PA	East	12,462	6,230	50.0%	1.5%	865,631	404,685	46.8%	1.5%
Chicago	Central	25,374	18,256	71.9%	4.5%	2,125,436	1,601,377	75.3%	5.7%
Dallas/Ft. Worth	Central	15,992	12,278	76.8%	3.0%	1,186,334	924,953	78.0%	3.3%
Houston	Central	8,341	5,953	71.4%	1.5%	532,992	335,796	63.0%	1.2%
New Jersey/New York City	East	26,822	17,360	64.7%	4.2%	1,959,224	1,303,250	66.5%	4.7%
San Francisco Bay Area	Northwest	27,501	24,143	87.8%	5.9%	1,908,204	1,651,614	86.6%	5.9%
Seattle	Northwest	10,091	5,431	53.8%	1.3%	816,195	448,211	54.9%	1.6%
South Florida	East	13,012	9,133	70.2%	2.2%	1,026,920	767,210	74.7%	2.7%
Southern California	Southwest	62,574	50,843	81.3%	12.4%	5,042,757	4,087,784	81.1%	14.6%
On Tarmac	Various	9,182	8,409	91.6%	2.0%	313,150	275,652	88.0%	1.0%
Canada	East	8,971	7,045	78.5%	1.7%	621,567	490,501	78.9%	1.8%
Mexico	Latin America	25,778	14,601	56.6%	3.6%	1,735,622	942,104	54.3%	3.4%
Brazil	Latin America	2,675	468	17.5%	0.1%	112,845	22,751	20.2%	0.1%
Americas total		**274,747**	**198,990**	**72.4%**	**48.5%**	**20,075,861**	**14,558,232**	**72.5%**	**52.2%**
Belgium	Northern	2,792	2,180	78.1%	0.6%	164,419	128,979	78.4%	0.5%
France	Southern	43,621	31,667	72.6%	7.7%	2,763,545	1,971,033	71.3%	7.1%
Germany	Northern	25,368	12,371	48.8%	3.0%	1,445,828	677,659	46.9%	2.4%
Netherlands	Northern	14,304	8,645	60.4%	2.1%	959,550	550,675	57.4%	2.0%
Poland	CEE	19,064	11,079	58.1%	2.7%	1,332,887	723,667	54.3%	2.6%
Spain	Southern	8,130	7,529	92.6%	1.8%	588,371	515,138	87.6%	1.8%
United Kingdom	UK	34,369	19,915	57.9%	4.9%	2,017,427	1,126,030	55.8%	4.0%
Europe total		**147,648**	**93,386**	**63.2%**	**22.8%**	**9,272,027**	**5,693,181**	**61.4%**	**20.4%**
China	China	4,417	1,491	33.8%	0.4%	280,220	88,318	31.5%	0.3%
Japan	Japan	64,071	44,806	69.9%	10.9%	4,407,334	3,050,068	69.2%	10.9%
Singapore	Singapore	2,436	2,436	100.0%	0.6%	143,597	143,597	100.0%	0.5%
Asia total		**70,924**	**48,733**	**68.7%**	**11.9%**	**4,831,151**	**3,281,983**	**67.9%**	**11.7%**
Total global markets		**493,319**	**341,109**	**69.1%**	**83.2%**	**34,179,039**	**23,533,396**	**68.9%**	**84.3%**
Regional markets (A)									
Italy - Europe	Southern	8,123	7,388	91.0%	1.8%	533,437	481,655	90.3%	1.7%
Czech Republic - Europe	CEE	8,026	5,872	73.2%	1.4%	530,113	377,553	71.2%	1.4%
Columbus - Americas	Central	5,718	4,078	71.3%	1.0%	387,664	293,011	75.6%	1.1%
Sweden - Europe	Northern	5,441	3,818	70.2%	0.9%	330,960	233,760	70.6%	0.8%
Hungary - Europe	CEE	5,362	3,806	71.0%	0.9%	367,012	233,102	63.5%	0.8%
Denver - Americas	Northwest	4,511	3,588	79.5%	0.9%	290,104	235,239	81.1%	0.9%
San Antonio - Americas	Central	4,503	3,380	75.1%	0.8%	281,102	206,974	73.6%	0.7%
Memphis - Americas	Central	3,628	3,205	88.3%	0.8%	206,484	178,455	86.4%	0.7%
Cincinnati - Americas	Central	4,986	2,887	57.9%	0.7%	278,297	161,016	57.9%	0.6%
Louisville - Americas	Central	3,017	2,680	88.8%	0.7%	173,697	153,639	88.5%	0.6%
Remaining other regional (5 markets)	Various	14,133	7,592	53.7%	1.9%	936,562	532,107	56.8%	1.9%
Regional markets total		**67,448**	**48,294**	**71.6%**	**11.8%**	**4,315,432**	**3,086,511**	**71.5%**	**11.1%**
Other markets (18 markets)	Various	**33,165**	**21,063**	**63.5%**	**5.0%**	**2,442,076**	**1,284,243**	**52.6%**	**4.6%**
Total operating portfolio		**$593,932**	**$410,466**	**69.1%**	**100.0%**	**$40,936,547**	**$27,904,150**	**68.2%**	**100.0%**

(A) Selected and ordered by Prologis share of NOI.

11

Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Operating Portfolio – Summary by Region

Second Quarter 2012 Report

(square feet and dollars in thousands)

	# of Buildings	Square Feet				Occupied		Leased	
		Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Consolidated									
Americas	1,583	237,685	237,685	100.0%	62.4%	92.4%	92.4%	92.7%	92.7%
Europe	307	73,575	73,575	100.0%	19.3%	89.7%	89.7%	90.2%	90.2%
Asia	32	15,984	15,984	100.0%	4.2%	97.6%	97.6%	97.7%	97.7%
Total operating portfolio - consolidated	**1,922**	**327,244**	**327,244**	**100.0%**	**85.9%**	**92.1%**	**92.1%**	**92.4%**	**92.4%**
Unconsolidated									
Americas	827	132,369	31,849	24.1%	8.4%	91.7%	92.0%	91.8%	92.1%
Europe	288	66,043	19,960	30.2%	5.2%	94.8%	94.7%	95.6%	95.5%
Asia	45	11,012	2,015	18.3%	0.5%	95.7%	95.9%	95.7%	95.9%
Total operating portfolio - unconsolidated	**1,160**	**209,424**	**53,824**	**25.7%**	**14.1%**	**92.9%**	**93.1%**	**93.2%**	**93.5%**
Total									
Americas	2,410	370,053	269,534	72.8%	70.8%	92.2%	92.4%	92.4%	92.7%
Europe	595	139,618	93,535	67.0%	24.5%	92.1%	90.8%	92.7%	91.3%
Asia	77	26,996	17,999	66.7%	4.7%	96.8%	97.4%	96.9%	97.5%
Total operating portfolio - owned and managed	**3,082**	**536,667**	**381,068**	**71.0%**	**100.0%**	**92.4%**	**92.2%**	**92.7%**	**92.6%**
Value added properties - consolidated	5	748	748	100.0%		8.5%	8.5%	8.5%	8.5%
Value added properties - unconsolidated	1	286	73	25.5%		0.0%	0.0%	0.0%	0.0%
Total owned and managed	**3,088**	**537,701**	**381,889**	**71.0%**		**92.2%**	**92.1%**	**92.5%**	**92.4%**

	Second Quarter NOI				Gross Book Value			
	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Consolidated								
Americas	$212,941	$212,941	100.0%	51.9%	$15,146,724	$15,146,724	100.0%	54.3%
Europe	89,824	89,824	100.0%	21.8%	5,333,319	5,333,319	100.0%	19.1%
Asia	43,401	43,401	100.0%	10.6%	2,908,801	2,908,801	100.0%	10.4%
Total operating portfolio - consolidated	**$346,166**	**$346,166**	**100.0%**	**84.3%**	**$23,388,844**	**$23,388,844**	**100.0%**	**83.8%**
Unconsolidated								
Americas	$128,489	$31,046	24.2%	7.6%	$9,572,891	$2,297,127	24.0%	8.2%
Europe	91,754	27,922	30.4%	6.8%	6,052,462	1,844,997	30.5%	6.7%
Asia	27,523	5,332	19.4%	1.3%	1,922,350	373,182	19.4%	1.3%
Total operating portfolio - unconsolidated	**$247,766**	**$64,300**	**26.0%**	**15.7%**	**$17,547,703**	**$4,515,306**	**25.7%**	**16.2%**
Total								
Americas	$341,430	$243,987	71.5%	59.5%	$24,719,615	$17,443,851	70.6%	62.5%
Europe	181,578	117,746	64.8%	28.6%	11,385,781	7,178,316	63.0%	25.8%
Asia	70,924	48,733	68.7%	11.9%	4,831,151	3,281,983	67.9%	11.7%
Total operating portfolio - owned and managed	**$593,932**	**$410,466**	**69.1%**	**100.0%**	**$40,936,547**	**$27,904,150**	**68.2%**	**100.0%**
Value added properties - consolidated	(53)	(53)	100.0%		53,550	53,550	100.0%	
Value added properties - unconsolidated	(147)	(38)	25.9%		17,203	4,428	25.7%	
Total owned and managed	**$593,732**	**$410,375**	**69.1%**		**$41,007,300**	**$27,962,128**	**68.2%**	

12
Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Operating Metrics – Owned and Managed

Second Quarter 2012 Report

(square feet and dollars in thousands)

Period Ending Occupancy by Region


100%
95%
90%
85%
80%
91.1%
92.2%
92.1%
92.2%
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Americas
90.0%
91.6%
92.1%
92.1%
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Europe
95.0%
96.0%
96.2%
96.8%
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Asia
91.0%
92.2%
92.3%
92.4%
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Total

Leasing Activity

	Q3 2011	Q4 2011	Q1 2012	Q2 2012
Square feet of leases signed:				
Properties under development	1,810	1,365	1,017	2,863
Operating properties:				
New leases	11,545	13,663	10,023	11,947
Renewals	20,095	22,533	19,812	20,189
Total square feet of leases signed	33,450	37,561	30,852	34,999
Weighted average customer retention	76.3%	80.1%	78.3%	82.4%
Turnover costs (per square foot) (B)	$ 1.36	$ 1.40	$ 1.14	$ 1.50

Capital Expenditures Incurred

	Q3 2011	Q4 2011	Q1 2012	Q2 2012
Property improvements	$ 33,611	$ 32,297	$ 17,100	$ 21,056
$ per square foot	*$ 0.06*	*$ 0.06*	*$ 0.03*	*$ 0.04*
Tenant improvements	23,934	29,418	28,598	29,243
Leasing commissions	19,136	23,674	16,401	18,523
Total turnover costs	43,070	53,092	44,999	47,766
Total capital expenditures	$ 76,681	$ 85,389	$ 62,099	$ 68,822
Trailing four quarters - % of gross NOI (C)	N/A	11.5%	11.9%	12.0%
Weighted average ownership percent	76.5%	66.5%	76.9%	72.2%
Prologis share	$ 58,687	$ 56,770	$ 47,734	$ 49,689

Same Store Information (A)

	Q3 2011	Q4 2011	Q1 2012	Q2 2012
Square feet of population	547,380	538,400	522,571	519,939
Percentage change:				
Rental income	(0.1%)	0.9%	(0.6%)	1.5%
Rental expenses	1.5%	2.0%	(6.6%)	4.8%
Net operating income - GAAP	(0.7%)	0.4%	1.7%	0.4%
Net operating income - stabilized cash	N/A	N/A	3.1%	2.3%
Average occupancy	1.6%	1.6%	2.6%	2.9%
Square feet of leasing activity	27,969	32,159	28,227	30,127
Percentage change in rental rates	(8.6%)	(4.5%)	(1.1%)	(3.9%)

(A) See the Notes and Definitions for further explanations.
(B) Turnover costs per foot represent expected costs based on the leases signed during the quarter, rather than costs incurred as presented in the "Capital Expenditures Incurred" section.
(C) This metric is calculated using the trailing twelve month NOI based on pro forma information for the pre-Merger period.

13

Copyright © 2012 Prologis

PROLOGIS

Operations Overview

Customer Information – Owned and Managed

Second Quarter 2012 Report

(square feet and dollars in thousands)

Top Customers

		% of Annual Base Rent	Total Square Feet
1	DHL	2.6%	11,762
2	CEVA Logistics	1.4%	7,609
3	Kuehne & Nagel	1.4%	7,058
4	Amazon.Com, Inc.	1.0%	3,664
5	SNCF Geodis	0.9%	5,156
6	Home Depot, Inc.	0.9%	4,446
7	United States Government	0.8%	1,870
8	Panasonic Logistics Co. Ltd.	0.8%	2,365
9	PepsiCo	0.7%	4,157
10	FedEx Corporation	0.7%	2,172
Top 10 Customers		11.2%	50,259
11	Tesco PLC	0.6%	2,693
12	Sagawa Express	0.6%	965
13	Kraft Foods, Inc.	0.6%	3,530
14	Panalpina inc.	0.6%	2,357
15	Nippon Express Group	0.6%	1,361
16	Unilever	0.6%	3,920
17	APL (Neptune Orient Lines)	0.5%	4,164
18	Catepillar Logistics Services	0.5%	1,344
19	DB Schenker	0.5%	2,249
20	Hitachi Ltd	0.5%	1,306
21	ND Logistics	0.4%	2,277
22	LG	0.4%	2,421
23	UPS SCS (United Parcel Service Inc.)	0.4%	2,169
24	Schneider Electric S.A.	0.4%	1,587
25	Wal-Mart Stores	0.4%	2,580
Top 25 Customers		18.8%	85,182

Lease Expirations - Owned and Managed

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 42,543	1.5%	11,593	2.3%
2012	118,047	4.2%	21,378	4.3%
2013	455,799	16.1%	80,199	16.2%
2014	440,179	15.5%	77,629	15.7%
2015	395,146	13.9%	72,564	14.6%
2016	321,880	11.3%	57,975	11.7%
Thereafter	1,066,345	37.5%	174,493	35.2%
Total	2,839,939	100%	495,831	100%

Lease Expirations - Prologis Share

Year	Annual Base Rent	Percentage of Total	Occupied Square Feet	Percentage of Total
Month to month customers	$ 33,054	1.7%	8,900	2.5%
2012	77,401	3.9%	14,545	4.1%
2013	332,828	16.8%	57,788	16.4%
2014	316,425	15.9%	57,964	16.5%
2015	273,430	13.8%	51,744	14.7%
2016	239,261	12.1%	44,182	12.6%
Thereafter	709,928	35.8%	116,344	33.2%
Total	1,982,327	100%	351,467	100%

14

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Building Dispositions and Contributions (A)

Second Quarter 2012 Report

(square feet and dollars in thousands)

	Q2 2012					FY 2012				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (B)	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	2,768	2,768	83,429	83,429	100.0%	5,075	5,075	302,916	302,916	100.0%
Prologis North American Properties Fund XI	-	-	-	-	-	3,516	703	135,362	27,072	20.0%
Prologis Institutional Alliance Fund II (C)	430	121	29,000	8,164	28.2%	430	121	29,000	8,164	28.2%
Prologis North American Industrial Fund	60	14	2,400	554	23.1%	60	14	2,400	554	23.1%
Total Americas	**3,258**	**2,903**	**114,829**	**92,147**	**80.2%**	**9,081**	**5,913**	**469,678**	**338,706**	**72.1%**
Europe										
Prologis wholly owned	207	207	12,351	12,351	100.0%	2,176	2,176	135,022	135,022	100.0%
Prologis European Properties (C)	-	-	-	-	-	3,670	3,439	338,862	317,513	93.7%
Prologis European Properties Fund II	106	32	8,906	2,645	29.7%	2,043	608	150,174	44,630	29.7%
Total Europe	**313**	**239**	**21,257**	**14,996**	**70.5%**	**7,889**	**6,223**	**624,058**	**497,165**	**79.7%**
Asia										
Prologis wholly owned	592	592	36,938	36,938	100.0%	592	592	36,938	36,938	100.0%
Total Asia	**592**	**592**	**36,938**	**36,938**	**100.0%**	**592**	**592**	**36,938**	**36,938**	**100.0%**
Total Third Party Building Dispositions	**4,163**	**3,734**	**$173,024**	**$144,081**	**83.3%**	**17,562**	**12,728**	**$1,130,674**	**$872,809**	**77.2%**
Building Contributions and Dispositions to Co-Investment Ventures										
Americas										
Prologis Mexico Fondo Logistico (C)	755	755	40,650	32,520	80.0%	755	755	40,650	32,520	80.0%
Total Americas	**755**	**755**	**40,650**	**32,520**	**80.0%**	**755**	**755**	**40,650**	**32,520**	**80.0%**
Europe										
Europe Logistics Venture I	-	-	-	-	-	139	139	16,875	14,343	85.0%
Total Europe	**-**	**-**	**-**	**-**	**-**	**139**	**139**	**16,875**	**14,343**	**85.0%**
Asia										
Total Asia	-	-	-	-	-	-	-	-	-	-
Total Contributions and Dispositions to Co-Investment Ventures	**755**	**755**	**$40,650**	**$32,520**	**80.0%**	**894**	**894**	**57,525**	**46,863**	**81.5%**
Total Building Dispositions and Contributions	**4,918**	**4,489**	**$213,674**	**$176,601**	**82.6%**	**18,456**	**13,622**	**$1,188,199**	**$919,672**	**77.4%**
Weighted average stabilized cap rate				**7.6%**					**7.3%**	

(A) Amounts include industrial building dispositions, but do not include dispositions of non-industrial buildings or land subject to ground leases of $0.4 million for the quarter and $6.4 million year to date, of which $0.4 million and $5.1 million is Prologis' share, respectively.
(B) Prologis share reflects actual ownership on consolidated funds. For contributions, this amount reflects cash proceeds to Prologis (net of units received for partial consideration).
(C) This is a consolidated fund.

15

Copyright © 2012 Prologis

Capital Deployment

Third Party Building Acquisitions

(square feet and dollars in thousands)

Second Quarter 2012 Report

Q2 2012 FY 2012

Prologis Share Prologis Share of Prologis Share of Prologis Prologis Share of Prologis Share of

Acquisition Acquisition

Square Feet of Square Acquisition Acquisition Square Feet Share of Acquisition Acquisition

Cost Cost

Feet Cost ($) Cost (%) Square Feet Cost ($) Cost (%)

Third Party Building Acquisitions

Americas

Prologis wholly owned 693 693 $ 34,062 $ 34,062 100.0% 875 875 $ 46,642 $ 46,642 100.0%

Prologis North American Industrial Fund 41 9 2,886 667 23.1% 41 9 2,886 667 23.1%

Prologis Targeted U.S. Logistics Fund 158 41 15,964 4,109 25.7% 547 148 44,654 12,022 26.9%

Total Americas 892 743 52,912 38,838 73.4% 1,463 1,032 94,182 59,331 63.0%

Europe

Prologis European Properties Fund II 653 194 31,697 9,420 29.7% 717 213 36,812 10,940 29.7%

Europe Logistics Venture I—- ——- 347 52 24,293 3,644 15.0%

Total Europe 653 194 31,697 9,420 29.7% 1,064 265 61,105 14,584 23.9%

Asia—- ————- —-

Total Third Party Acquisitions 1,545 937 $ 84,609 $ 48,258 57.0% 2,527 1,297 $ 155,287 $ 73,915 47.6%

Weighted average stabilized cap rate 7.2% 7.0%

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Development Starts – Current Quarter

Second Quarter 2012 Report

(in thousands, except percent and per square foot)

	Total Q2 2012				Prologis Share ($) - Q2				Prologis Share (%) - Q2	
	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment
Americas										
Consolidated	3,047	$129,430	$42	49.8%	3,047	$129,430	$42	49.8%	100.0%	100.0%
Total Americas	3,047	129,430	42	49.8%	3,047	129,430	42	49.8%	100.0%	100.0%
Europe										
Consolidated	250	14,552	58	100.0%	250	14,552	58	100.0%	100.0%	100.0%
Total Europe	250	14,552	58	100.0%	250	14,552	58	100.0%	100.0%	100.0%
Asia										
Consolidated	429	84,579	197	100.0%	429	84,579	197	100.0%	100.0%	100.0%
Total Asia	429	84,579	197	100.0%	429	84,579	197	100.0%	100.0%	100.0%
Total	**3,726**	**$228,561**	**$61**	**58.9%**	**3,726**	**$228,561**	**$61**	**58.9%**	**100.0%**	**100.0%**

Weighted average estimated stabilized yield	7.2%
Pro forma NOI	$16,456
Weighted average estimated cap rate at stabilization	6.3%
Estimated value creation (A)	$32,645
Estimated development margin	14.3%
Prologis share of value creation on development starts (A)	100.0%
Prologis share of value creation on development starts (A)	$32,645

17

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

Copyright © 2012 Prologis

PROLOGIS
Capital Deployment
Development Starts – Year to Date
Second Quarter 2012 Report

(in thousands, except percent and per square foot)

	Total YTD 2012				Prologis Share ($) - YTD 2012				Prologis Share (%) - YTD 2012	
	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment	Cost Per Square Foot	Leased % at Start	Square Feet	Total Expected Investment
Americas										
Consolidated	3,047	$129,430	$42	49.8%	3,047	$129,430	$42	49.8%	100.0%	100.0%
Brazil Fund and related joint ventures	317	33,935	107	100.0%	79	8,484	107	100.0%	25.0%	25.0%
Total Americas	3,364	163,365	49	54.5%	3,126	137,914	44	51.1%	92.9%	84.4%
Europe										
Consolidated	514	28,807	56	48.5%	514	28,807	56	48.5%	100.0%	100.0%
Total Europe	514	28,807	56	48.5%	514	28,807	56	48.5%	100.0%	100.0%
Asia										
Consolidated	1,390	247,427	178	100.0%	1,390	247,427	178	100.0%	100.0%	100.0%
Total Asia	1,390	247,427	178	100.0%	1,390	247,427	178	100.0%	100.0%	100.0%
Total	**5,268**	**$439,599**	**$83**	**65.9%**	**5,030**	**$414,148**	**$82**	**64.3%**	**95.5%**	**94.2%**

Weighted average estimated stabilized yield	7.7%
Pro forma NOI	$33,849
Weighted average estimated cap rate at stabilization	6.4%
Estimated value creation (A)	$89,292
Estimated development margin	20.3%
Prologis share of value creation on development starts (A)	92.3%
Prologis share of value creation on development starts (A)	$82,410
Prologis share of value creation realized on VAC buildings (B)	10,954
Total Prologis share of estimated and realized value creation year to date	$93,364

Historical Development Starts (TEI)


$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$313,877
$758,905
$1,016,763
$439,599
2009
2010
2011
Q2 - YTD
Americas
Europe
Asia

Year to Date 2012 Development Starts


$163,365
37%
$28,807
7%
$247,427
56%
$25,451
6%
$414,148
94%
$84,991
19%
$354,608
81%
Americas
Europe
Asia
Prologis Share
Partners' Share
Build to Suit
Speculative

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.
(B) This represents the economic gain realized from the sale of a Value Added Conversion "VAC" property during the year. The gain represents the amount by which the sales proceeds exceeds the amount included in NAV for this property.

18
Copyright © 2012 Prologis

PROLOGIS

Second Quarter 2012 Report

Capital Deployment

Development Portfolio

(in thousands, except percent)

	Under Development											
	Pre-Stabilized Developments		2012 Expected Completion		2013 and thereafter Expected Completion		Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	% of Total	Leased %
Consolidated												
U.S.												
Central	147	$7,881	-	$0	1,052	$40,089	1,052	$40,089	$47,970	$47,970	4.3%	41.6%
East	535	55,793	171	16,707	1,612	69,245	1,783	85,952	141,745	141,745	12.8%	61.1%
Northwest	-	-	-	-	-	-	-	-	-	-	-	-
Southwest	415	26,098	-	-	-	-	-	-	26,098	26,098	2.4%	0.0%
U.S. Total	1,097	89,772	171	16,707	2,664	109,334	2,835	126,041	215,813	215,813	19.5%	48.7%
Latin America	623	34,944	383	20,097	-	-	383	20,097	55,041	55,041	5.0%	37.7%
Americas total	**1,720**	**124,716**	**554**	**36,804**	**2,664**	**109,334**	**3,218**	**146,138**	**270,854**	**270,854**	**24.5%**	**46.5%**
Europe												
Northern Europe	319	29,424	530	31,710	-	-	530	31,710	61,134	61,134	5.4%	62.4%
Southern Europe	507	37,234	-	-	-	-	-	-	37,234	37,234	3.4%	21.8%
Central Europe	-	-	201	9,535	-	-	201	9,535	9,535	9,535	0.9%	0.0%
United Kingdom	-	-	30	2,451	-	-	30	2,451	2,451	2,451	0.2%	100.0%
Europe total	**826**	**66,658**	**761**	**43,696**	**-**	**-**	**761**	**43,696**	**110,354**	**110,354**	**9.9%**	**42.2%**
Asia												
Japan	1,143	153,777	1,254	229,936	1,390	251,657	2,644	481,593	635,370	635,370	57.2%	66.5%
Asia total	**1,143**	**153,777**	**1,254**	**229,936**	**1,390**	**251,657**	**2,644**	**481,593**	**635,370**	**635,370**	**57.2%**	**66.5%**
Total global markets	**3,689**	**345,151**	**2,569**	**310,436**	**4,054**	**360,991**	**6,623**	**671,427**	**1,016,578**	**1,016,578**	**91.6%**	**53.2%**
Regional and other markets												
Americas	-	-	-	-	-	-	-	-	-	-	-	-
Europe	-	-	264	13,754	-	-	264	13,754	13,754	13,754	1.2%	0.0%
Total regional and other markets	**-**	**-**	**264**	**13,754**	**-**	**-**	**264**	**13,754**	**13,754**	**13,754**	**1.2%**	**0.0%**
Total consolidated development portfolio	**3,689**	**345,151**	**2,833**	**324,190**	**4,054**	**360,991**	**6,887**	**685,181**	**1,030,332**	**1,030,332**	**92.8%**	**51.8%**
Unconsolidated												
Prologis Targeted U.S. Logistics Fund	-	-	272	29,130	-	-	272	29,130	29,130	7,498	0.7%	0.0%
Brazil Fund and related joint ventures	-	-	1,279	106,903	-	-	1,279	106,903	106,903	53,451	4.8%	40.3%
Prologis Targeted Europe Logistics Fund	-	-	297	29,077	-	-	297	29,077	29,077	9,811	0.9%	0.0%
Prologis China Logistics Venture I	-	-	-	-	1,078	58,103	1,078	58,103	58,103	8,716	0.8%	0.0%
Total unconsolidated development portfolio	-	-	1,848	165,110	1,078	58,103	2,926	223,213	223,213	79,476	7.2%	**17.6%**
Total development portfolio - owned & managed	**3,689**	**$ 345,151**	**4,681**	**$ 489,300**	**5,132**	**$ 419,094**	**9,813**	**$ 908,394**	**$ 1,253,545**	**$ 1,109,808**	**100.0%**	**44.4%**
Total development portfolio - Prologis share	3,689	$345,151	3,643	$394,951	4,215	$369,706	7,858	$764,657	$1,109,808			**49.7%**
Total development portfolio - Prologis share (%)	100.0%	100.0%	77.8%	80.7%	82.1%	88.2%	80.1%	84.2%	88.5%			
Cost to complete		$36,331		$147,576		$302,925		$450,501	$486,832			
Prologis share of cost to complete		$36,331		$105,908		$269,616		$375,524	$411,855			
Percent build to suit (based on Prologis share)		0.0%		16.6%		83.9%		49.1%	33.9%			
Pre-leased percent		n/a		41.9%		56.6%		49.6%				
Weighted average estimated stabilized yield		7.5%		8.4%		7.2%		7.9%	7.8%			
Pro forma NOI									$97,777			
Weighted average estimated cap rate at stabilization									6.6%			
Estimated value creation (A)									$227,917			
Estimated development margin									18.2%			
Prologis share of value creation (A)									$202,805			
Prologis share of value creation (A)									89.0%			

(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

19

Copyright © 2012 Prologis

PROLOGIS

Capital Deployment

Land Portfolio – Owned and Managed

Second Quarter 2012 Report

(dollars in thousands)

Land by Market	Region	Acres			Current Book Value			
		Total Owned & Managed	Prologis Share	Prologis Share (%)	Total Owned & Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global markets								
U.S.								
Atlanta	East	616	616	100.0%	$ 24,879	$ 24,879	100.0%	1.3%
Baltimore/Washington	East	106	106	100.0%	14,868	14,868	100.0%	0.8%
Central Valley	Northwest	182	182	100.0%	17,314	17,314	100.0%	0.9%
Central & Eastern PA	East	302	302	100.0%	26,252	26,252	100.0%	1.4%
Chicago	Central	638	638	100.0%	61,009	61,009	100.0%	3.2%
Dallas/Ft. Worth	Central	398	398	100.0%	18,907	18,907	100.0%	1.0%
Houston	Central	65	65	100.0%	7,891	7,891	100.0%	0.4%
New Jersey/New York City	East	372	372	100.0%	145,767	145,767	100.0%	7.6%
Seattle	Northwest	15	15	100.0%	2,190	2,190	100.0%	0.1%
South Florida	East	377	377	100.0%	144,797	144,797	100.0%	7.5%
Southern California	Southwest	791	791	100.0%	127,086	127,086	100.0%	6.6%
Canada	Canada	230	230	100.0%	94,716	94,716	100.0%	4.9%
Mexico	Mexico	958	958	100.0%	187,007	187,007	100.0%	9.7%
Brazil	Brazil	376	188	50.0%	80,328	40,164	50.0%	2.1%
Americas total		**5,426**	**5,238**	**96.5%**	**953,011**	**912,847**	**95.8%**	**47.5%**
Belgium	Northern	30	30	100.0%	10,015	10,015	100.0%	0.5%
France	Southern	532	532	100.0%	91,083	91,083	100.0%	4.7%
Germany	Northern	156	156	100.0%	35,402	35,402	100.0%	1.8%
Netherlands	Northern	63	63	100.0%	55,855	55,855	100.0%	2.9%
Poland	CEE	893	893	100.0%	114,724	114,724	100.0%	6.0%
Spain	Southern	100	100	100.0%	19,402	19,402	100.0%	1.0%
United Kingdom	UK	979	979	100.0%	249,792	249,792	100.0%	13.0%
Europe total		**2,753**	**2,753**	**100.0%**	**576,273**	**576,273**	**100.0%**	**29.9%**
China	China	60	45	75.0%	24,735	13,358	54.0%	0.7%
Japan	Japan	81	81	100.0%	136,059	136,059	100.0%	7.1%
Asia total		**141**	**126**	**89.4%**	**160,794**	**149,417**	**92.9%**	**7.8%**
Total global markets		**8,320**	**8,117**	**97.6%**	**1,690,078**	**1,638,537**	**97.0%**	**85.2%**
Regional markets (A)								
Hungary	CEE	338	338	100.0%	45,500	45,500	100.0%	2.4%
Czech Republic	CEE	261	261	100.0%	41,185	41,185	100.0%	2.1%
Italy	Southern	107	107	100.0%	31,364	31,364	100.0%	1.6%
Central Florida	East	129	129	100.0%	25,653	25,653	100.0%	1.3%
Slovakia	CEE	95	95	100.0%	16,080	16,080	100.0%	0.8%
Savannah	East	229	229	100.0%	13,097	13,097	100.0%	0.7%
Denver	Northwest	66	66	100.0%	8,669	8,669	100.0%	0.5%
Memphis	Central	165	165	100.0%	7,293	7,293	100.0%	0.4%
Columbus	Central	199	199	100.0%	6,692	6,692	100.0%	0.3%
Cincinnati	Central	75	75	100.0%	4,919	4,919	100.0%	0.3%
Indianapolis	Central	127	127	100.0%	4,469	4,469	100.0%	0.3%
Louisville	Central	13	13	100.0%	425	425	100.0%	0.0%
Total regional markets		**1,804**	**1,804**	**100.0%**	**205,346**	**205,346**	**100.0%**	**10.7%**
Total other markets (11 markets)	Various	**778**	**778**	**100.0%**	**79,351**	**79,351**	**100.0%**	**4.1%**
Total land portfolio - owned and managed		**10,902**	**10,699**	**98.1%**	**$ 1,974,775**	**$ 1,923,234**	**97.4%**	**100.0%**
Original Cost Basis					**$ 3,054,974**	**$ 3,003,433**		

(A) Ordered by our share of current book value.

20

Copyright © 2012 Prologis

Capital Deployment

Land Portfolio – Summary and Roll Forward

Second Quarter 2012 Report

(dollars in thousands)

Investment at

Land Portfolio Summary Acres % of Total June 30, 2012 % of Total

Americas

Prologis wholly owned 6,712 61.6% $ 997,471 50.5%

Brazil Fund and related joint ventures 376 3.4% 80,328 4.1%

Total Americas 7,088 65.0% 1,077,799 54.6%

Europe

Prologis wholly owned 3,673 33.7% 736,182 37.3%

Asia

Prologis wholly owned 123 1.1% 147,409 7.5%

Prologis China Logistics Venture 1 18 0.2% 13,385 0.6%

Total Asia 141 1.3% 160,794 8.1%

Total land portfolio—owned and managed 10,902 100.0% $ 1,974,775 100.0%

Land Roll Forward—Owned and Managed Americas Europe Asia Total

As of March 31, 2012 $ 1,056,183 $ 740,840 $ 196,454 $ 1,993,477

Acquisitions 43,929 24,475 — 68,404

Dispositions (A) (3,444) (10,231) — (13,675)

Development starts (18,064) (2,104) (31,976) (52,144)

Infrastructure costs 22,087 1,967 2,683 26,737

Reclasses 7,548 —— 7,548

Effect of changes in foreign exchange rates and other (30,440) (18,765) (6,367) (55,572)

As of June 30, 2012 $ 1,077,799 $ 736,182 $ 160,794 $ 1,974,775

(A) Includes 58 acres that were sold for $14.2 million in proceeds.

Copyright © 2012 Prologis

PROLOGIS

Private Capital

Detail Fund Information

Second Quarter 2012 Report

Fund Investment Information

Co-Investment Ventures	Type	Investment Type	Geographic Focus	Ownership	Date Established	Term
Prologis Institutional Alliance Fund II	Core	Consolidated	US	28.2%	June 2001	Closed end
Prologis AMS	Core	Consolidated	US	38.5%	June 2004	Closed end
Prologis Mexico Fondo Logistico (A)	Core/Development	Consolidated	Mexico	20.0%	July 2010	Closed end
Prologis European Properties	Core	Consolidated	Europe	99.5%	September 1999	Open end
Prologis North American Properties Fund I	Core	Unconsolidated	US	41.3%	June 2000	Closed end
Prologis North American Properties Fund XI (B)	Core	Unconsolidated	US	20.0%	February 2003	Closed end
Prologis Targeted U.S. Logistics Fund (A)	Core	Unconsolidated	US	25.7%	October 2004	Open end
Prologis North American Industrial Fund	Core	Unconsolidated	US	23.1%	March 2006	Open end
Prologis DFS Fund I	Development	Unconsolidated	US	15.0%	October 2006	Closed end
Prologis North American Industrial Fund III	Core	Unconsolidated	US	20.0%	July 2007	Closed end
Prologis SGP Mexico (A)	Core	Unconsolidated	Mexico	21.6%	December 2004	Closed end
Prologis Mexico Industrial Fund	Core	Unconsolidated	Mexico	20.0%	August 2007	Closed end
Prologis Brazil Logistics Partners Fund I (A)(C)	Development	Unconsolidated	Brazil	50.0%	December 2010	Closed end
Prologis Targeted Europe Logistics Fund (A)	Core	Unconsolidated	Europe	33.7%	June 2007	Open end
Prologis European Properties Fund II (A)	Core	Unconsolidated	Europe	29.7%	August 2007	Open end
Europe Logistics Venture 1 (A)	Core	Unconsolidated	Europe	15.0%	February 2011	Open end
Prologis Japan Fund 1	Core	Unconsolidated	Japan	20.0%	June 2005	Closed end
Prologis China Logistics Venture 1 (A)	Core/Development	Unconsolidated	China	15.0%	March 2011	Closed end

Information by Unconsolidated Co-investment Venture (D):

					Prologis' Share				
(in thousands)	Square Feet	Second Quarter NOI	Gross Book Value of Operating Buildings	Debt	Second Quarter NOI	Annualized Pro forma NOI	Debt	Total Other Tangible Assets (Liabilities)	Prologis Investment In and Advances To
Prologis North American Properties Fund I	6,239	$4,888	$266,618	$107,870	$2,019	$8,076	$44,550	$430	$33,260
Prologis North American Properties Fund XI (B)	100	(50)	13,789	769	(10)	(40)	154	173	483
Prologis North American Industrial Fund	48,879	40,833	2,956,884	1,244,165	9,432	37,728	286,904	16,052	217,582
Prologis North American Industrial Fund III	17,655	13,393	1,279,399	648,929	2,679	10,716	129,786	371	24,445
Prologis Targeted U.S. Logistics Fund	42,680	52,525	3,960,488	1,521,325	13,519	54,076	391,592	2,920	660,568
Prologis Mexico Industrial Fund	9,500	8,799	591,382	214,149	1,760	7,040	42,830	1,292	52,685
Prologis SGP Mexico	6,374	5,278	408,690	217,073	1,140	4,560	46,888	(11,131)	38,200
Brazil Fund and related joint ventures	1,228	2,675	112,844	-	468	1,872	-	36,889	92,056
Americas	**132,655**	**128,341**	**9,590,094**	**3,954,280**	**31,007**	**124,028**	**942,704**	**46,996**	**1,119,279**
Prologis European Properties Fund II	53,448	70,546	4,531,392	1,485,451	20,967	83,868	441,476	(48,003)	388,348
Prologis Targeted Europe Logistics Fund	11,669	20,141	1,441,065	628,534	6,795	27,180	212,067	(27,020)	233,600
Europe Logistics Venture I	926	1,067	80,005	-	160	640	-	776	11,726
Europe	**66,043**	**91,754**	**6,052,462**	**2,113,985**	**27,922**	**111,688**	**653,543**	**(74,247)**	**633,674**
Prologis Japan Fund 1	7,263	24,081	1,696,583	927,419	4,817	19,268	185,484	15,652	158,256
Prologis China Logistics Venture 1	3,749	3,443	225,767	107,000	516	2,064	16,050	2,707	32,634
Asia	**11,012**	**27,524**	**1,922,350**	**1,034,419**	**5,333**	**21,332**	**201,534**	**18,359**	**190,890**
Total	**209,710**	**$247,619**	**$17,564,906**	**$7,102,684**	**$64,262**	**$257,048**	**$1,797,781**	**$(8,892)**	**$1,943,843**

(A) These funds are or will be actively investing in new properties through acquisition and/or development activities, whereas the remaining funds do not expect to be actively investing in new properties.
(B) During the first quarter, this co-investment venture sold all but one of its operating buildings.
(C) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of an entity that is accounted for on the equity method ("Brazil Fund"). The Brazil Fund develops industrial properties in Brazil. During 2011, the Brazil Fund sold 90% of three operating properties to a third party and retained a 10% ownership interest in the properties ("Brazil JVs"). Therefore, we effectively own 25% of the Brazil Fund and 2.5% of the operating properties in the Brazil JVs, which are included in our Owned and Managed operating pool.
(D) Values represent Prologis' stepped up basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

22
Copyright © 2012 Prologis

PROLOGIS

Private Capital

Fund Operating and Balance Sheet Information

Second Quarter 2012 Report

(dollars in thousands)

	Americas	Europe	Asia	Total
FFO and Net Earnings (Loss) of the Co-Investment Ventures, Aggregated (A)(B)	For the Three Months Ended June 30, 2012			
Rental income	$ 185,789	$ 120,910	$ 35,021	$ 341,720
Rental expenses	(47,522)	(27,910)	(7,524)	(82,956)
Net operating income from properties	138,267	93,000	27,497	258,764
Other income (expense)	6,716	(3,851)	(478)	2,387
Gains (losses) on dispositions of investments in real estate, impairment charges and early extinguishment of debt, net	(25,093)	(2,627)	-	(27,720)
General and administrative expenses	(7,725)	(2,872)	(4,724)	(15,321)
Interest expense	(61,835)	(26,842)	(4,695)	(93,372)
Current income tax expense	(1,954)	(2,312)	(1,247)	(5,513)
FFO of the unconsolidated co-investment ventures	**48,376**	**54,496**	**16,353**	**119,225**
Real estate related depreciation and amortization	(76,064)	(39,832)	(15,852)	(131,748)
Foreign currency exchange and unrealized derivative gains (losses), net	(63)	1,656	(479)	1,114
Gains (losses) on dispositions of investments in real estate, net	(509)	782	-	273
Deferred tax benefit (expense) and other income (expense), net	225	7,165	(873)	6,517
Net earnings (loss) of the unconsolidated co-investment ventures	**$ (28,035)**	**$ 24,267**	**$ (851)**	**$ (4,619)**

	Americas	Europe	Asia	Total
Prologis' Share of FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	For the Three Months Ended June 30, 2012			
Prologis' share of the co-investment ventures' FFO	$ 11,208	$ 16,496	$ 3,412	$ 31,116
Interest and preferred dividend income	105	-	111	216
FFO from unconsolidated co-investment ventures, net	11,313	16,496	3,523	31,332
Fees earned by Prologis	16,081	9,325	5,088	30,494
Total FFO recognized by Prologis, net	**$ 27,394**	**$ 25,821**	**$ 8,611**	**$ 61,826**
Prologis' share of the co-investment ventures' net earnings (loss)	$ (6,854)	$ 7,172	$ 619	$ 937
Interest and preferred dividend income	105	-	111	216
Earnings from unconsolidated co-investment ventures, net	(6,749)	7,172	730	1,153
Fees earned by Prologis	16,081	9,325	5,088	30,494
Total earnings recognized by Prologis, net	**$ 9,332**	**$ 16,497**	**$ 5,818**	**$ 31,647**

	Americas	Europe	Asia	Total
Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	As of June 30, 2012			
Operating industrial properties, before depreciation	$ 9,590,094	$ 6,052,462	$ 1,922,350	$ 17,564,906
Accumulated depreciation	(927,286)	(396,528)	(64,642)	(1,388,456)
Properties under development and land	147,983	19,749	32,301	200,033
Other assets	792,859	292,063	190,088	1,275,010
Total assets	**$ 9,603,650**	**$ 5,967,746**	**$ 2,080,097**	**$ 17,651,493**
Third party debt	$ 3,954,280	2,113,985	1,034,419	$ 7,102,684
Other liabilities	314,294	524,195	101,525	940,014
Total liabilities	**$ 4,268,574**	**$ 2,638,180**	**$ 1,135,944**	**$ 8,042,698**
Weighted average ownership	**24.3%**	**30.4%**	**19.3%**	**25.7%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

23

Copyright © 2012 Prologis

Capitalization

Debt and Equity Summary

(dollars and shares in millions) Second Quarter 2012 Report

P ro lo gis

Unsecured Secured C onsolidat ed Tot al U nconsolidat ed Prologis

Senior C onvert ible C redit Ot her M ort gage Ent it ies C onsolidat ed Ent it ies Tot al Share of Pro lo g is

M aturity D ebt D ebt Facilit ies D ebt D ebt Tot al D ebt D ebt D ebt D ebt Tot al D ebt Share ( %)

2012 $0 $0 - $1 $12 $13 $54 $67 $313 $380 $127 33.4%

2013 376 482 - 1 114 973 628 1,601 1,656 3,257 1,846 56.7%

2014 374 - 280 631 666 1,951 1,035 2,986 817 3,803 3,175 83.5%

2015 287 460 858 1 212 1,818 22 1,840 976 2,816 2,110 74.9%

2016 640 - - 1 316 957 123 1,080 1,250 2,330 1,279 54.9%

2017 700 - - 1 570 1,271 3 1,274 706 1,980 1,430 72.2%

2018 900 - - 1 325 1,226 73 1,299 265 1,564 1,305 83.4%

2019 647 - - 1 522 1,170 - 1,170 216 1,386 1,233 89.0%

2020 687 - - 1 9 697 1 698 402 1,100 796 72.4%

2021 - - - - 167 167 1 168 333 501 254 50.7%

Thereafter - 10 - 10 144 164 1 165 139 304 190 62.5%

Subtotal 4,611 952 1,138 649 $3,057 10,407 1,941 12,348 7,073 19,421 13,745 70.8%

Unamortized net (discounts) premiums 74 (74) - - 58 58 28 86 30 116 91 78.7%

Subtotal 4,685 878 1,138 649 3,115 10,465 1,969 12,434 7,103 19,537 $13,836 70.8%

Third party share of debt - - - - - - (396) (396) (5,305) (5,701)

Prologis share of debt $4,685 $878 $1,138 $649 $3,115 $10,465 $1,573 $12,038 $1,798 $13,836

Prologis share of debt by local currency

Dollars $4,558 $878 $253 $31 $1,734 $7,454 $155 $7,609 $959 $ 9,395 $8,568

Euro - - 364 460 - 824 1,239 2,063 524 2,887 2,587

GBP - - 3 - - 3 176 179 117 533 296

Yen 127 - 518 158 1,359 2,162 - 2,162 186 1,617 2,348

Other - - - - 22 22 3 25 12 35 37

Prologis share of debt $4,685 $878 $1,138 $649 $3,115 $10,465 $1,573 $12,038 $1,798 $13,836

Weighted average interest rate (A) 5.7% 4.6% 1.7% 2.1% 3.8% 4.4% 4.5% 4.4% 4.6% 5.0% 4.4%

Weighted average remaining maturity in years 5.1 1.9 2.6 2.0 4.8 4.3 2.0 3.9 3.6 4.1 4.0

Market Equity Preferred Stock Liquidity

Dividend

Security Shares Price Value Series Rate Value

Common Stock 459.8 $33.23 $15,279 Series L 6.5% $49 Aggregate lender commitments $2,147

Partnership Units 3.2 $33.23 106 Series M 6.8% 58 Less:

Total 463.0 $15,385 Series O 7.0% 75 Borrow ings outstanding 1,138

Series P 6.9% 50 Outstanding letters of credit 68

Series Q 8.5% 100 Current availability $941

Series R 6.8% 125

Series S 6.8% 125 Unrestricted cash 294

7.1% $582 Total liquidity $1,235

(A) Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) and weighted based on borrowings outstanding.

24 Copyright © 2012 Prologis

PROLOGIS

Second Quarter 2012 Report

Capitalization

Debt Covenants and Other Metrics

(dollars in thousands)

Covenants as of June 30, 2012 (A)

	Legacy AMB Indenture		New Prologis Indenture	
	Covenant	Actual	Covenant	Actual
Outstanding indebtedness to adjusted total assets	<60%	40.3%	<60%	40.3%
Fixed charge coverage ratio	>1.5x	3.14x	>1.5x	3.16x
Maximum secured debt to adjusted total assets	<40%	14.4%	<40%	14.4%
Unencumbered assets ratio to unsecured debt	>150%	269.3%	>150%	269.3%

	Global Line	
	Covenant	Actual
Maximum consolidated leverage to total asset value	<60%	43.0%
Fixed charge coverage ratio	>1.5x	3.03x
Unencumbered debt service coverage ratio	>1.5x	3.76x
Maximum secured debt to total asset value	<35%	15.7%
Minimum net w orth	>$10.0 billion	$15.0 billion

Debt Metrics (A) (B) (C)

	2012	
	Second Quarter	First Quarter
Debt as % of gross real estate assets	44.2%	43.6%
Secured debt as % of gross real estate assets	19.5%	18.5%
Unencumbered gross real estate assets to unsecured debt	227.5%	228.5%
Fixed charge coverage ratio	2.20x	2.11x
Debt/Core EBITDA	8.76x	8.86x

Encumbrances as of June 30, 2012

	Unencumbered	Encumbered	Total
Consolidated:			
Operating properties	$ 14,216,468	$ 9,225,926	$ 23,442,394
Development portfolio	656,561	-	656,561
Land	1,847,494	33,568	1,881,062
Other real estate investments	442,280	-	442,280
Notes receivable backed by real estate	-	245,654	245,654
Assets held for sale	33,390	17,282	50,672
Total consolidated	17,196,193	9,522,430	26,718,623
Unconsolidated operating properties - Prologis' share	975,733	3,544,001	4,519,734
Unconsolidated development portfolio and land - Prologis' share	74,336	5,432	79,768
Gross real estate assets	$ 18,246,262	$ 13,071,863	$ 31,318,125

Secured and Unsecured Debt as of June 30, 2012

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 7,349,393	$ 3,057,182	$ 10,406,575
Consolidated entities debt	581,864	1,359,608	1,941,472
Our share of unconsolidated entities debt	88,922	1,700,824	1,789,746
Total debt - at par	8,020,179	6,117,614	14,137,793
Third party share of consolidated debt	(50,290)	(342,955)	(393,245)
Total Prologis share of debt - at par	7,969,889	5,774,659	13,744,548
Premium (discount) - consolidated	20,553	64,985	85,538
Third party share of premium (discount)	(148)	(2,451)	(2,599)
Our share of premium (discount) - unconsolidated	-	8,035	8,035
Total debt, net of premium (discount)	$ 7,990,294	$ 5,845,228	$ 13,835,522

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules.
(B) All metrics include both consolidated and Prologis share of unconsolidated entities.
(C) See Notes and Definitions for calculation of amounts.

25

Copyright © 2012 Prologis

Capitalization

Assets Under Management

Second Quarter 2012 Report

(dollars in millions)

$ 29,803 $ 43,927 $ 43,927

50,000

Committed Equity/Investment

45,000 $2,274

Asia

40,000 12.8%

Investors’ share of assets

AUM Private in JVs/funds

35,000 Preferred Shares Capital $11,850 Europe

$582 $21,446 31.2%

30,000 Prologis share of assets in

JVs/funds

25,000 Debt $7,322

$13,836

20,000

Americas

15,000 Direct owned and other Total 56.0%

assets Enterprise

Equity Cap $22.481 Value

10,000 $15,385 $29,803

5,000

0

Total Enterprise Value Assets Under Management Total AUM by Division

Copyright © 2012 Prologis

PROLOGIS
Net Asset Value
Components
Second Quarter 2012 Report

Net Asset Value

Components

(in thousands, except for percentages and per square foot)

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	Second Quarter Stabilized Cash NOI (Actual)	Second Quarter Stabilized Cash NOI (Pro Forma)	Annualized Stabilized Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	226,046	$ 14,476,092	$ 64	$ 222,804	$ 222,804	$ 891,216	95.6%
Europe	68,988	5,002,429	73	90,807	90,807	363,228	93.6%
Asia	15,984	2,908,801	182	42,070	42,070	168,280	97.6%
Pro forma adjustment for mid-quarter acquisitions/development completions					483	1,932	
Sub-total	311,018	22,387,322	72	355,681	356,164	1,424,656	95.3%
Properties generating net operating loss							
Americas	11,639	670,632	58	(3,676)			31.2%
Europe	4,587	330,890	72	(1,053)			31.3%
Sub-total	16,226	1,001,522	62	(4,729)			31.2%
Total consolidated portfolio	**327,244**	**$ 23,388,844**	**$ 71**	**$ 350,952**	**$ 356,164**	**$ 1,424,656**	**92.1%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	31,849	$ 2,297,127	$ 72	$ 33,236	$ 33,236	$ 132,944	92.0%
Europe	19,960	1,844,997	92	27,770	27,770	111,080	94.7%
Asia	2,015	373,182	185	5,386	5,386	21,544	95.9%
Pro forma adjustment for mid-quarter acquisitions/development completions					294	1,176	
Prologis share of unconsolidated operating portfolio	**53,824**	**$ 4,515,306**	**$ 84**	**$ 66,392**	**$ 66,686**	**$ 266,744**	**93.1%**
Total operating portfolio	**381,068**	**$ 27,904,150**	**$ 73**	**$ 417,344**	**$ 422,850**	**$ 1,691,400**	**92.2%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft.	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED						
Prestabilized						
Americas	1,720	$ 105,101	$ 124,716	$ 73	$ 9,444	39.2%
Europe	826	60,362	66,658	81	5,181	13.4%
Asia	1,143	140,521	153,777	135	11,418	10.5%
						24.5%
Properties under development						
Americas	3,218	36,293	146,138	45	11,046	
Europe	1,025	27,536	57,450	56	5,178	
Asia	2,644	286,748	481,593	182	33,105	
Total consolidated portfolio	**10,576**	**$ 656,561**	**$ 1,030,332**	**$ 97**	**$ 75,372**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	709	$ 28,059	$ 60,949	$ 86	7,274	
Europe	100	6,664	9,811	98	565	
Asia	162	2,873	8,716	54	746	
Prologis share of unconsolidated development portfolio	**971**	**$ 37,596**	**$ 79,476**	**$ 82**	**$ 8,585**	
Total development portfolio	**11,547**	**$ 694,157**	**$ 1,109,808**	**$ 96**	**$ 83,957**	
Development Platform (see development pages)						

27
Copyright © 2012 Prologis

Net Asset Value

Components - Continued

(in thousands) Second Quarter 2012 Report

Balance Sheet and Other Items

A s o f June 30, 2012

CONSOLIDATED

Other assets

Cash and cash equivalents $ 293,631

Restricted cash 151,184

Deposits, prepaid assets and other tangible assets 529,287

Other real estate investments 442,280

Prologis’ share of value added operating properties 57,978

Accounts receivable 168,008

Notes receivable backed by real estate 245,654

Prologis receivable from unconsolidated co-investment ventures 24,837

Investments in and advances to other unconsolidated entities 276,329

Assets held for sale, net of liabilities 31,759

Total other assets $ 2,220,947

Other liabilities

Accounts payable and other current liabilities 600,019

Deferred income taxes 560,470

Value added tax and other tax liabilities 65,248

Tenant security deposits 174,100

Other liabilities 393,661

Noncontrolling interests 702,596

Total liabilities and noncontrolling interests $ 2,496,094

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ (8,892)

Land

Investment B alance

Our share of original land basis $ 3,003,433

Current book value of land $ 1,881,062

Prologis share of book value of land in unconsolidated entities 42,172

Total $ 1,923,234

Private Capital / Development Management

Seco nd Quarter A nnualized

Private capital

Private capital revenue $ 30,993 $ 123,972

Private capital expenses (15,075) (60,300)

Profit margin $ 15,918 $ 63,672

Development management income $ 1,729 $ 6,916

Debt and Preferred Stock

A s o f June 30, 2012

Prologis debt - at par $ 10,406,575

Consolidated investee debt - at par 1,941,472

Prologis share of unconsolidated debt - at par 1,789,746

Subtotal debt - at par 14,137,793

Preferred stock 582,200

Total debt and preferred stock $ 14,719,993

Outstanding shares of common stock 459,820

28 Copyright © 2012 Prologis

PROLOGIS

Second Quarter 2012 Report

Notes and Definitions

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Our real estate operations segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to co-investment ventures or sell to third parties. When we contribute to an unconsolidated co-investment venture or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as *Gains (Losses) on Acquisition and Dispositions of Investments in Real Estate, Net*. We have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The private capital segment represents the long-term management of unconsolidated co-investment ventures and other joint ventures.

In June 2011, AMB Property Corporation ("AMB") and ProLogis combined through a merger of equals (the "Merger"). As a result of the Merger, each outstanding ProLogis common share was converted into 0.4464 shares of AMB common stock. At the time of the Merger, AMB changed its name to Prologis, Inc. After consideration of all applicable factors pursuant to the business combination accounting rules, the Merger resulted in a reverse acquisition in which AMB was considered the "legal acquirer" and ProLogis was considered the "accounting acquirer". As such, the historical results of AMB have not been included in the 2011 results.

During the second quarter of 2011, we increased our ownership of ProLogis European Properties ("PEPR"), through open market purchases and a mandatory tender offer. Pursuant to the tender offer and open-market purchases made during the tender period, we acquired additional ordinary units and convertible preferred units of PEPR that were funded through borrowings under our existing credit facilities and a new €500 million bridge facility, which was subsequently repaid with proceeds received from our June 2011 equity offering. After completion of the tender offer, we began consolidating PEPR.

During the first quarter of 2012, we acquired our partner's 63% interest in and now own 100% of Prologis North American Industrial Fund II. We also acquired our share of the assets and liabilities in Prologis California. These two transactions increased our real estate by $2.1 billion and debt by $1.0 billion.

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and closing costs; lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Assets Held For Sale and Discontinued Operations. As of June 30, 2012, we had land and five operating properties that met the criteria to be presented as held for sale. The amounts included in *Assets Held for Sale* include real estate investment balances and the related assets and liabilities for each property.

During the six months ended June 30, 2012, we disposed of 95 properties aggregating 11.9 million square feet to third parties. During all of 2011, we disposed of land subject to ground leases and 94 properties aggregating 10.7 million square feet to third parties.

The operations of the properties held for sale and properties that were disposed of to third parties during a period, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2012	2011	2012	2011
Rental income	$ 4,784	$ 18,613	$ 19,790	$ 39,345
Rental expenses	(2,484)	(3,929)	(5,855)	(10,418)
Depreciation and amortization	(1,008)	(5,157)	(4,962)	(9,366)
Interest expense	(95)	(143)	(160)	(178)
Income attributable to disposed properties and assets held for sale	$ 1,197	$ 9,384	$ 8,813	$ 19,383

We include the gains or losses from disposition and impairment charges of land parcels and development properties in the calculation of FFO, including those classified as discontinued operations.

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated entities. We calculate AUM by adding the noncontrolling interests' share of the estimated fair value of the real estate investment to our share of total market capitalization.

29

Copyright © 2012 Prologis

PROLOGIS

Notes and Definitions

Second Quarter 2012 Report

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2012(a)	2011 (a)	2012	2011(a)
Net earnings (loss)				
Net earnings (loss)	$ (8,120)	$ (151,471)	$ 194,293	$ (198,087)
Noncontrolling interest attributable to convertible limited partnership units	-	-	1,069	-
Adjusted net earnings (loss) - Diluted	**$ (8,120)**	**$ (151,471)**	**$ 195,362**	**$ (198,087)**
Weighted average common shares outstanding - Basic	459,878	307,756	459,549	281,384
Incremental weighted average effect on conversion of limited partnership units	-	-	3,299	-
Incremental weighted average effect of stock awards	-	-	1,848	-
Weighted average common shares outstanding - Diluted	**459,878**	**307,756**	**464,696**	**281,384**
Net earnings (loss) per share - Basic	**$ (0.02)**	**$ (0.49)**	**$ 0.42**	**$ (0.70)**
Net earnings (loss) per share - Diluted	**$ (0.02)**	**$ (0.49)**	**$ 0.42**	**$ (0.70)**
FFO, as defined by Prologis				
FFO, as defined by Prologis	$ 172,671	$ 8,195	$ 434,743	$ 70,341
Noncontrolling interest attributable to convertible limited partnership units	66	-	1,069	136
Interest expense on exchangeable debt assumed converted	4,057	-	8,273	-
FFO - Diluted, as defined by Prologis	**$ 176,794**	**$ 8,195**	**$ 444,085**	**$ 70,477**
Weighted average common shares outstanding - Basic	459,878	307,756	459,549	281,384
Incremental weighted average effect of conversion of limited partnership units	3,250	-	3,299	807
Incremental weighted average effect of stock awards	1,838	750	1,848	709
Incremental weighted average effect of exchange of certain exchangeable debt	11,879	-	11,879	-
Weighted average common shares outstanding - Diluted	**476,845**	**308,506**	**476,575**	**282,900**
FFO per share - Diluted, as defined by Prologis	**$ 0.37**	**$ 0.03**	**$ 0.93**	**$ 0.25**
Core FFO				
Core FFO	$ 201,320	$ 109,662	$ 386,085	$ 184,069
Noncontrolling interest attributable to convertible limited partnership units	66	68	1,069	136
Interest expense on exchange debt assumed converted	4,057	-	8,273	-
Core FFO - Diluted	**$ 205,443**	**$ 109,730**	**$ 395,427**	**$ 184,205**
Weighted average common shares outstanding - Basic	459,878	307,756	459,549	281,384
Incremental weighted average effect of conversion of limited partnership units	3,250	1,269	3,299	807
Incremental weighted average effect of stock awards	1,838	750	1,848	709
Incremental weighted average effect of exchange of certain exchangeable debt	11,879	-	11,879	-
Weighted average common shares outstanding - Diluted	**476,845**	**309,775**	**476,575**	**282,900**
Core FFO per share - Diluted	**$ 0.43**	**$ 0.35**	**$ 0.83**	**$ 0.65**

(a) In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

Core EBITDA. We use Core EBITDA to measure both our operating performance and liquidity. We calculate Core EBITDA beginning with consolidated net earnings (loss) and removing the affect of interest, income taxes, depreciation and amortization, impairment charges, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Core FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity), including our share of these items from unconsolidated entities.

We consider Core EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also adjusted Core EBITDA to include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire in a significant transaction, such as the Merger, PEPR acquisition, acquisition of our share of the assets from Prologis California and the acquisition of Prologis North American Industrial Fund II. In addition, we excluded Merger, Acquisition and Other Integration Expenses and costs associated with the natural disaster that occurred in first quarter 2011 in Japan. By excluding interest expense EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally included the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

As a liquidity measure, we believe that Core EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Core EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles ("GAAP") measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Core EBITDA an investor is assessing the earnings generated by our operations, but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Core EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Core EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Core EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Core EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Core EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Core EBITDA and a reconciliation of Core EBITDA to consolidated net earnings (loss), a GAAP measurement.

30

Copyright © 2012 Prologis

PROLOGIS
Notes and Definitions
Second Quarter 2012 Report

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

	Three Months Ended June 30 2012	Three Months Ended Mar. 31 2012
Debt as a % of gross real estate assets:		
Total debt - at par	$ 14,137,793	$ 14,128,299
Less: cash and cash equivalents	(293,631)	(343,736)
Total debt, net of cash	$ 13,844,162	$ 13,784,563
Gross real estate assets	$ 31,318,125	$ 31,608,444
Debt as a % of gross real estate assets	**44.2%**	**43.6%**
Secured debt as a % of gross real estate assets:		
Secured debt - at par	$ 6,117,614	$ 5,839,392
Gross real estate assets	$ 31,318,125	$ 31,608,444
Secured debt as a % of gross real estate assets	**19.5%**	**18.5%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 18,246,262	$ 18,942,823
Unsecured debt - at par	$ 8,020,179	$ 8,288,907
Unencumbered gross real estate assets to unsecured debt	**227.5%**	**228.5%**
Fixed Charge Coverage ratio:		
Core EBITDA	$ 395,147	$ 388,869
Interest expense	$ 128,042	$ 133,447
Amortization and write-off of deferred loan costs	(4,175)	(4,956)
Amortization of debt premium (discount), net	9,753	6,737
Capitalized interest	12,946	13,619
Preferred stock dividends	10,049	10,567
Our share of fixed charges from unconsolidated entities	22,744	24,474
Total fixed charges	$ 179,359	$ 183,888
Fixed charge coverage ratio	**2.20x**	**2.11x**
Debt to Core EBITDA:		
Total debt, net of cash	$ 13,844,162	$ 13,784,563
Core EBITDA-annualized	$ 1,580,588	$ 1,555,476
Debt to Core EBITDA ratio	**8.76x**	**8.86x**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

FFO, as defined by Prologis; Core FFO; AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions and impairment charges of land and development properties, as well as our proportionate share of the gains and losses from dispositions and impairment charges recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that "management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community." We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating *FFO, as defined by Prologis*, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

31
Copyright © 2012 Prologis

Notes and Definitions

Second Quarter 2012 Report

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude: (i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries; (ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure; (iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities; (iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and (v) mark-to-market adjustments associated with derivative financial instruments.

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that we recognized directly or our share recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis:

(i) gains or losses from acquisition, contribution or sale of land or development properties; (ii) income tax expense related to the sale of investments in real estate; (iii) impairment charges recognized related to our investments in real estate (either directly or through our investments in unconsolidated entities) generally as a result of our change in intent to contribute or sell these properties; (iv) impairment charges of goodwill and other assets; (v) gains or losses from the early extinguishment of debt; (vi) merger, acquisition and other integration expenses; and (vii) expenses related to natural disasters

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. We currently have and have had over the past several years a stated priority to strengthen our financial position. We expect to accomplish this by reducing our debt, our investment in certain low yielding assets, such as land that we decide not to develop and our exposure to foreign currency exchange fluctuations. As a result, we have sold to third parties or contributed to unconsolidated entities real estate properties that, depending on market conditions, might result in a gain or loss. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets. Also in connection with our stated priority to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We have also adjusted for some non-recurring items. The merger, acquisition and other integration expenses include costs we incurred in 2011 and that we expect to incur in 2012 associated with the Merger and PEPR Acquisition and the integration of our systems and processes. We have not adjusted for the acquisition costs that we have incurred as a result of routine acquisitions but only the costs associated with significant business combinations that we would expect to be infrequent in nature. Similarly, the expenses related to the natural disaster in Japan that we recognized in 2011 are a rare occurrence but we may incur similar expenses again in the future.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our private capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

AFFO

To arrive at AFFO, we adjust Core FFO to further exclude; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, they are two of many measures we use when analyzing our business. Some of these limitations are:

??The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

? Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

Copyright © 2012 Prologis

Notes and Definitions

Second Quarter 2012 Report

Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

The impairment charges of goodwill and other assets that we exclude from Core FFO, have been or may be realized as a loss in the future upon the ultimate disposition of the related investments or other assets through the form of lower cash proceeds.

The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

The Merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.

Fixed Charge Coverage is defined as Core EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis’ ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis’ computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses (“G&A”) consisted of the following (in thousands):

Three Months Ended June 30, Six months Ended June 30,

2012 2011 2012 2011

Gross G&A expense $90,667 $82,060 $192,481 $148,604

Reported as rental expense (8,850 (5,154) (17,008) (10,065)

Reported as private capital expenses (15,327) (13,470) (31,943) (25,308)

Net G&A $51,415 $51,840 $111,574 $91,023

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following (in thousands):

Three Months Ended Six Months Ended

June 30, June 30,

2012 2011 2012 2011

Gross interest expense $ 146,470 $ 112,558 $ 295,251 $ 201,581

Amortization of discount (premium), net (9,753) 5,069 (16,489) 12,908

Amortization of deferred loan costs 4,175 7,765 9,131 12,761

Interest expense before capitalization 140,892 125,392 287,893 227,250

Capitalized amounts (12,946) (12,476) (26,565) (23,807)

Net interest expense $ 127,946 $ 112,916 $ 261,328 $ 203,443

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Merger, Acquisition and Other Integration Expenses. In connection with the Merger, we have incurred significant transaction, integration, and transitional costs. These costs include investment banker advisory fees; legal, tax, accounting and valuation fees; termination and severance costs (both cash and stock based compensation awards) for terminated and transitional employees; system conversion; and other integration costs. Certain of these costs were obligations of AMB and were expensed prior to the closing of the Merger by AMB. The remainder of the costs are being expensed by us as incurred, which in some cases will be through the end of 2012. In addition, we have included costs associated with the acquisition of a controlling interest in PEPR and reduction in workforce charges associated with dispositions made in 2011. The following is a breakdown of the costs incurred:

Three Months Ended Six Months Ended

June 30, June 30,

2012 2011 2012 2011

Termination, severance and transitional employee costs $ 11,852 $ 30,530 $ 19,537 $ 34,337

Professional fees 6,738 39,308 8,954 41,489

Office closure, travel and other costs 2,596 22,345 3,423 22,345

Write-off of deferred loan costs — 10,869 — 10,869

Total $ 21,186 $ 103,052 $ 31,914 $ 109,040

Net Asset Value (“NAV”). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, private capital platform, or development platform.

Net Gains on Acquisitions and Dispositions of Investments in Real Estate includes the gains we recognized from the acquisition of our share of the real estate properties in one of our unconsolidated co-investment ventures, Prologis California in the first quarter of 2012.

Net Operating Income (“NOI”) represents rental income less rental expenses.

Copyright © 2012 Prologis

PROLOGIS

Notes and Definitions

Second Quarter 2012 Report

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Private Capital represents the management of unconsolidated co-investment ventures and other joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Pro forma NOI reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

(in thousands)

Reconciliation of NOI		
Rental income	$	488,026
Rental expenses		(132,031)
NOI		355,995
Net termination fees and adjustments (a)		(1,097)
Less: Actual NOI for development portfolio and other		(8,597)
Less: NOI on contributed properties (b)		(117)
Adjusted NOI for operating portfolio owned at June 30, 2012		346,184
Straight-lined rents and amortization of lease intangibles (c)		4,768
Stabilized cash NOI for operating portfolio owned at June 30, 2012	$	350,952

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.*

(b) *The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.*

(c) *Straight-lined rents, net of free rent amounts, and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.*

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

Rental Income includes the following (*in thousands*):

	Three Months Ended June 30,		Six Months Ended June 30,	
	2012	2011	2012	2011
Rental income	$ 381,560	$ 215,472	$ 743,620	$ 356,430
Amortization of lease intangibles	(11,040)	(1,902)	(20,450)	(2,099)
Rental expense recoveries	100,937	56,303	192,566	99,011
Straight-lined rents	16,569	9,143	34,784	20,314
Total	**$ 488,026**	**$ 279,016**	**$ 950,520**	**$ 473,656**

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by property funds and joint ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated entities"), in our same store analysis. We have defined the same store portfolio, for the quarter ended June 30, 2012, as those operating properties in operation at January 1, 2011 that were in operation throughout the full periods in both 2011 and 2012 either by Prologis or AMB or their unconsolidated entities. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Change in Rental Rate represents the change in effective rental rates (average rate over the lease term) on new leases signed during the period as compared with the previous effective rental rates in that same space.

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

34

Copyright © 2012 Prologis

Notes and Definitions

Second Quarter 2012 Report

Total Estimated Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions (“VAA”) are properties which Prologis acquires as part of management’s current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short-term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership

Value-Added Conversions (“VAC”) represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that will be created through our development and leasing activities at stabilization. We calculate value by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

Copyright © 2012 Prologis